     As filed with the Securities and Exchange Commission on August 13, 1999
                          Registration No. 333-__________

--------------------------------------------------------------------------------

                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549


                                      FORM S-8
                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933

                                DIGITAL ORIGIN, INC.
                               (FORMERLY RADIUS INC.)
               (Exact name of Registrant as specified in its charter)

       CALIFORNIA                                              68-0101300
(State of incorporation)                                    (I.R.S. employer
                                                           identification no.)

                              460 E. Middlefield Road
                          Mountain View, California 94043
             (Address of principal executive office including zip code)

                                DIGITAL ORIGIN, INC.
                         1995 STOCK OPTION PLAN, AS AMENDED
                         1999 EMPLOYEE STOCK PURCHASE PLAN
                            NON-PLAN STOCK OPTION GRANTS
                              (Full title of the Plan)

                                   Mary  F. Bobel
                              Chief Financial Officer
                                Digital Origin Inc.
                              460 E. Middlefield Road
                          Mountain View, California 94043
                                   (650) 404-6000
             (Name, address and telephone number of agent for service)

                                     COPIES TO:

                               Gordon Davidson, Esq.
                               S. Brad Arington, Esq.
                                   Fenwick & West
                                Two Palo Alto Square
                            Palo Alto, California 94306

                          CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------
                           Amount         Proposed          Maximum           Amount
  Title of Securities      to be      Maximum Offering     Aggregate            of
   to be Registered      Registered   Price Per Share   Offering Price   Registration Fee
-------------------------------------------------------------------------------------------
     Common Stock        545,000(1)       $4.50(2)        $2,452,500         $681.80
-------------------------------------------------------------------------------------------
     Common Stock        388,485(3)       $3.45(4)       $1,340,273.25       $372.60
-------------------------------------------------------------------------------------------

(1) Represents the aggregate of 137,500 shares reserved for issuance under the 1999 Employee Stock Purchase Plan and 407,500 shares reserved for issuance upon exercise of stock options under the 1995 Stock Option Plan.

(2) Estimated as of August 9, 1999 pursuant to Rule 457(c) solely for the purpose of calculating the amount of the registration fee.

(3) Represents certain shares subject to options outstanding as of August 9, 1999 pursuant to Non-Plan Stock Option Grants.

(4)  Average per share exercise price for such outstanding options.

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents filed with the Securities and Exchange Commission (the "COMMISSION") are incorporated herein by reference:

          (a) The Registrant's latest annual report filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), or the latest prospectus filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "SECURITIES ACT"), that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or the prospectus referred to in (a) above.

          (c) The description of the Registrant's Common Stock contained in the Registrant's registration statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not Applicable

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not Applicable

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The provisions of Section 317 of the California Corporations Code,
Article V of the Registrant's Articles of Incorporation and Article VI of the Registrant's Bylaws provide for indemnification to the fullest extent permitted by law for expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any person is or was a director, officer or employee of the Registrant. This indemnification may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities arising under the Securities Act of 1933, as amended. In addition, Article IV of the Registrant's Articles of Incorporation provides that the liability of the Registrant's directors shall be eliminated to the fullest extent permissible under California law.

          The Registrant has entered into Indemnity Agreements with each of its current directors to give such directors additional contractual assurances regarding the scope of the indemnification and liability limitations set forth in the Registrant's Articles of Incorporation and Bylaws.

          The Registrant currently carries a director and officer liability insurance policy with a per claim and annual aggregate coverage limit of $7,500,000. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or controlling persons of the Company pursuant to the foregoing provision, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable

ITEM 8.   EXHIBITS

          4.01   A  Registrant's Sixth Amended and Restated Articles of
                    Incorporation (previously filed as an exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1990, as filed on December 24, 1990.)

                 B  Certificate of Amendment of Registrant's Sixth Amended and
                    Restated Articles of Incorporation (previously filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1995, as filed on December
                    15, 1995).

                 C  Certificate of Amendment of Registrant's Sixth Amended and
                    Restated Articles of Incorporation (previously filed as an exhibit to the Registrant's Registration Statement on Form
                    S-1, as filed on September 20, 1996 (File No. 333-12417)).

                 D  Certificate of Determination of Preferences of Series A
                    Convertible Preferred Stock of Radius Inc. (previously filed as an exhibit to the Registrant's Registration Statement on Form S-1, as filed on September 20, 1996 (File
                    No. 333-12417)).

                 E  Certificate of Amendment of Registrant's Sixth Amended and
                    Restated Articles of Incorporation.

          4.02 Registrant's Bylaws, as amended to date (previously filed as an exhibit to the Registrant's Registration Statement on Form S-8, as filed on April 29, 1992 (File No. 33-47525)).

          4.03 A Radius Inc. 1995 Stock Option Plan (previously filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1995, as filed on December
                    15, 1995).

                 B  Amendment No. 1 to Radius Inc. 1995 Stock Option Plan
                    (previously filed as an exhibit to the Company's
                    Registration Statement on Form S-8, as filed on December 16, 1996).

                 C  Amendment No. 2 to Radius Inc. 1995 Stock Option Plan
                    (previously filed as an exhibit to the Company's
                    Registration Statement on Form S-8, as filed on December 16, 1996).

                 D  Amendment No. 3 to Radius Inc. 1995 Stock Option Plan.

                 E  Amendment No. 4 to Radius Inc. 1995 Stock Option Plan.

          4.06   Form of Non-Plan Stock Option Grant.

          4.07 Radius Inc. 1999 Employee Stock Purchase Plan (previously filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, as filed on May 17,
                 1999).

          5.01   Opinion of Fenwick & West LLP.

          23.01  Consent of Ernst & Young LLP, independent auditors.

          23.02  Consent of Fenwick & West LLP (included in Exhibit 5.01).


                                      -3-

          24.01  Power of Attorney (see page 7).

ITEM 9.   UNDERTAKINGS.

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Act;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                 PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (6) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Mountain View, state of California, on the 13th of August 1999.

                                        Digital Origin, Inc.

                                        By:  _________________________________
                                             Mark Housley,
                                             Chairman of the Board,
                                             Chief Executive Officer,
                                             and President


                              POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual and corporation whose signature appears below constitutes and appoints Mark Housley and Mary Bobel, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or hers or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                      Title                    Date
-----------------------------     --------------------------     ----------------
PRINCIPAL EXECUTIVE OFFICER:

____________________________       Chairman of the Board,        August 13, 1999
Mark Housley                       Chief Executive Officer,
                                   and President


                                      -6-

PRINCIPAL ACCOUNTING OFFICER:

____________________________       Chief Financial Officer       August 13, 1999
Mary F. Bobel


DIRECTORS:

____________________________       Director                      August 13, 1999
Carl Rosendahl

____________________________       Director                      August 13, 1999
Michael D. Boich

____________________________       Director                      August 13, 1999
John Cirigliano

____________________________       Director                      August 13, 1999
John C. Kirby

____________________________       Director                      August 13, 1999
Henry V. Morgan

____________________________       Director                      August 13, 1999
Stephen Manousos



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